Exhibit 10.3

                                 PROMISSORY NOTE

     Flotek Industries, Inc., a Delaware corporation (hereinafter called "Maker"), for value received, promises and agrees to pay on or before the Maturity Date (as hereafter defined), to Oklahoma Facilities LLC, an Oklahoma limited liability company, or its assigns (hereinafter called "Payee") in lawful money of the United States of America the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000), together with interest on the unpaid principal balance at a rate equal to the 'National Prime' Rate Floating (as reported in the Wall Street Journal) +4.25% per annum, adjustable as of date of change, (calculated on the basis of a 365-day year, or a 366-day year in the case of a leap year), but in no event to exceed the maximum rate of nonusurious interest allowed from time to time by law (hereinafter called the "Contract Interest Rate"). After maturity (by acceleration or otherwise), interest shall accrue at a rate equal to the 'National Prime' Rate Floating (as reported in the Wall Street Journal) +7.25% per annum, adjustable as of date of change (hereinafter called the "Default Rate"), which indebtedness shall be payable as follows:


          o MAKER shall pay the holder hereof on the first day of August, September, October and November, 2002, the amount of interest which has accrued pursuant to this Note but has not been paid.

          o MAKER shall pay the holder hereof on the first day of December, 2002, and continuing on the first day of each succeeding calendar month thereafter through and including the earlier of the following occurrences, namely (i) July 1, 2003, or (ii) until all amounts due hereunder are paid in full, monthly payments of $8,045 each, applied first to accrued and unpaid interest, then to reduction of principal.

          o MAKER shall further pay the holder hereof periodic principal payments in amounts equal to each and every payment received by Maker as payment on the amount owing to Maker or its affiliate by Servicios Tecnicos Petrovalve under Invoice No. IN000995 dated April 11, 2002 in the amount of $437,075, such payments by Maker to the holder hereof to be paid within a reasonable period of time (not to exceed fifteen (15) days) following receipt by Maker of each such payment on such receivable.

          o All principal and accrued interest remaining unpaid shall be due and payable in one lump sum payment upon the earlier of the following occurrences: (i) within a reasonable period of time (not to exceed fifteen (15) days) following receipt in full by Maker of the amount owing to Maker or its affiliate by Servicios Tecnicos Petrovalve under Invoice No. IN000995 dated April 11, 2002 in the amount of $437,075; or (ii) August 1, 2003.

     If any amount owing under this Note is due and payable on a day that is not a business day, such payment shall instead be due and payable on the next succeeding business day. Maker has the right to prepay this Note in whole or in part at any time and from time to time without penalty, on not less than five business days' prior notice. Any such prepayment shall be applied first to accrued but unpaid interest, then to principal.

     FOR PURPOSES of this Note, an "Event of Default" shall occur whenever: (a) A default is made in the payment when due of any payment due hereunder or any amount required to be paid by the Maker under the terms of this Note and such default continues for five (5) days after such due date, (b) Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect, and (c) an involuntary case or other proceeding shall be commenced against Maker which seeks liquidation, reorganization or other relief with respect to Maker or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect and such involuntary case or other proceeding shall remain undismissed for a period of 90 days.

     IF AN Event of Default shall occur, the holder hereof may, at the option of the holder, without demand, notice, or presentment, declare the entire unpaid principal balance of this Note, together with all accrued unpaid interest thereon, to be due and payable immediately. Upon any such declaration, the principal of this Note and all accrued interest shall become and be immediately due and payable, and the holder hereof may thereupon proceed to protect and enforce the obligations of the Maker hereunder by suit in equity, by action of law, or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder hereof.

     MAKER agrees to pay all reasonable costs and expenses (including attorneys' fees and expenses) expended or incurred by Payee in connection with the enforcement of this Note and collection of any sums due hereunder.

     IT IS the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Oklahoma and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this Note, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be canceled automatically and, if theretofore paid, shall be credited on the Note by the holder hereof (or, to the extent that this Note shall have been or would thereby be paid in full, refunded to the Maker).

     THE PAYMENT of this Note is secured pursuant to the terms of a Security Agreement dated the date hereof between Maker and Payee (the 'Security Agreement').

     MAKER agrees that $284,040 of the proceeds of the loan evidenced by this Note shall be advanced by Payee directly to Jan-L Construction Co., Inc.('Jan-L'), for the immediate payment and satisfaction in full to Jan-L of the amount owing by a subsidiary of Maker to Jan-L under Application and Certificate for Payment dated March 5, 2002. Maker further agrees that Payee shall directly advance to Jan-L, out of the proceeds of the loan evidenced by this Note, Jan-L's attorney fees actually incurred in connection with the filing of its Mechanics and Materialmen's Lien (but in no event to exceed $1,650).

     THIS NOTE has been executed and delivered in the State of Texas but shall be construed in accordance with and governed by the laws of the State of Oklahoma and of the United States of America. Maker and Payee agree that the venue for any action brought to enforce, construe, invalidate, or in any other respect dealing with this Note shall exclusively be in the District Court of Stephens County, State of Oklahoma.

                                        FLOTEK INDUSTRIES, INC.


                                        By:/s/ Jerry D. Dumas, Sr.
                                        --------------------------
                                        Name:Jerry D. Dumas, Sr.
                                        Title:CEO of Flotek Industries, Inc.

                       COLLATERAL ASSIGNMENT OF RECEIVABLE


     THAT FLOTEK INDUSTRIES, INC., and PETROVALVE, INC., whose address is 7030 Empire Central Drive, Houston, Texas 77040 ("Obligors"), for a good and valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged, hereby TRANSFER, ASSIGN and CONVEY unto OKLAHOMA FACILITIES, LIMITED LIABILITY COMPANY, an Oklahoma limited liability company ("Secured Party"), and further grant to Secured Party a security interest in the accounts receivable described in Exhibit A (referred to as the "Collateral" or the "Pledged Receivable").

     TO HAVE AND TO HOLD the above described Collateral, together with all rights and privileges which the Obligors may have by virtue of being the legal and equitable owners and holder of said Collateral.

     This transfer and assignment is made to secure the performance and payment of that certain Promissory Note dated July 19, 2002 by and between Flotek Industries, Inc. and Secured Party (herein called the "Note"), payable by Flotek Industries, Inc. to the order of Secured Party, all renewals and extensions thereof, and upon full payment thereof this transfer shall be null and void and the Collateral shall, at the expense of Obligors, be retransferred, without warranty or recourse, to Obligors by Secured Party.

     Obligors warrant and covenant that (i) they own the Collateral above described and have good right and title to the same and full right, authority and power to convey the same to Secured Party as herein set forth and are granting a valid first security interest to Secured Party in and to the Collateral, (ii) the outstanding principal balance on the Collateral owing Obligors is as described in Exhibit "A" hereto, and (iii) the principal places of business and states of corporate registration (issuance of corporate charter) of the Obligors and their predecessor and affiliate companies are only in the States of Delaware, Texas and/or Oklahoma.

     In the event of default in the payment of any sums due under the Note in accordance with the terms thereof, as may be applicable, Secured Party may elect, Obligors hereby expressly waiving notice, demand and presentment, to declare the entire indebtedness hereby secured immediately due and payable.

     In the event of default in the payment of said obligation when due or declared due, Secured Party shall have the right to sell the Collateral at public sale or private sale, as permitted under the Uniform Commercial Code of the State of Oklahoma, and Secured Party shall transfer to the purchaser at such sale said Collateral, and the recitals in such transfer shall be prima facie evidence of the truth of the matters therein stated and all prerequisites to such sale required hereunder and under the laws of this State shall be presumed to have been performed. The proceeds of the sale shall be applied first to reasonable expenses of the sale and then toward the payment of the Note rendering the balance, if any, and surplus, if any, to the person or persons legally entitled thereto under the Uniform Commercial Code of the State of Oklahoma. Secured Party shall have the right to purchase at any such sale, as permitted under the Uniform Commercial Code of the State of Oklahoma.

     Secured Party, in addition to the rights and remedies provided in the preceding paragraph, shall have the rights and remedies of a Secured Party under the Uniform Commercial Code of the State of Oklahoma, and Secured Party shall be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of said indebtedness and the foreclosure of the security interest created hereby and the resort to any remedy provided hereunder or provided by the Uniform Commercial Code of Oklahoma or by any other law of the State of Oklahoma, shall not prevent the concurrent employment of any other appropriate remedy or remedies.

     The requirement of reasonable notice to Obligors of the time and place of any public sale of the Collateral, or of the time after which any private sale or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Obligors at the address of Obligors designated at the beginning of this instrument, at least ten (10) days before the date of any public sale or at least ten (10) days before the time after which any private sale or other disposition is to be made.

     Secured Party may remedy any default, without waiving same, or may waive any default without waiving any prior or subsequent default.

     The security interest herein created shall not be affected by or affect any other security taken for the obligation hereby secured, or any part thereof, and any extensions may be made of the obligation without affecting the priority of this security interest or the validity thereof without reference to any third party, and the obligee of said obligation shall not be limited by any election of remedies if it chooses to foreclose this security interest by suit. The right to sell under the terms hereof shall also exist cumulative with said suit and one method shall not bar the other, but both may be extended at the same or different times, nor shall one be a defense to the other.

     The pronouns used in this agreement are in the masculine gender but shall be construed as feminine or neuter as occa-sion may require. "Secured Party" and "Obligors" as used in this agreement include, shall bind and inure to the benefit of the respective heirs, executors or administrators, successors, representatives, receivers, trustee and assigns of such parties.


     The law governing this secured transaction shall be the Uniform Commercial Code as adopted in the State of Oklahoma and other applicable laws of the State of Oklahoma. All terms used herein which are defined in the Uniform Commercial Code of the State of Oklahoma shall have the same meaning herein as in said Code.

     Obligors authorize Secured Party, at Secured Party's option and subsequent to default on the Note, to collect and receipt for any and all sums becoming due upon the Promissory Notes, such sums to be held by Secured Party without liability for interest thereon, and apply the same toward the payment of the Promissory Notes as and when the same becomes payable and Secured Party shall have the full control of the Collateral until the Promissory Notes are fully paid and shall have the further right to release the lien or liens securing the Promissory Notes upon the full and final payment thereof to Secured Party, but Secured Party is under no obligation to make or enforce the collection of the Promissory Notes and the failure of Secured Party for any cause to make or enforce the collection thereof shall not in any way prejudice the right of Secured Party to thereafter make or enforce collection thereof or in any way affect the indebtedness to Secured Party hereby secured.

         EXECUTED this 25th day of July, 2002.

                                 "OBLIGORS":

                                 FLOTEK INDUSTRIES, INC.


                                 By:/s/ Jerry D. Dumas, Sr.
                                 --------------------------
                                 Name: Jerry D. Dumas, Sr.
                                 Title:CEO of Flotek Industries, Inc.

                                 PETROVALVE, INC.


                                 By:/s/ Jerry D. Dumas, Sr.
                                 --------------------------
                                 Name: Jerry D. Dumas, Sr.
                                 Title:CEO of Petrovalve, Inc.

                                   EXHIBIT "A"


 The Collateral is:


   The amounts owed by Servicios Tecnicos Petrovalve to the Obligor pursuant to the following invoice:

  Document No.     Doc. Date        Due Date          Amount
  IN000995          4/11/02          5/11/02       $437,075.00